UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2023

XTANT MEDICAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34951	20-5313323
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

664 Cruiser Lane Belgrade, Montana	59714
(Address of principal executive offices)	(Zip Code)

(406) 388-0480

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

On August 15, 2023, the Audit Committee of the Board of Directors of Xtant Medical Holdings, Inc. (the “Company”) appointed Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm, and in connection therewith dismissed Plante & Moran, PLLC (“Plante Moran”), as the Company’s independent registered public accounting firm, subject to Grant Thornton LLP’s standard client acceptance procedures, which were completed on August 18, 2023. The decision to appoint Grant Thornton as the Company’s new independent registered public accounting firm was the result of a request for proposal process after Plante Moran notified the Audit Committee that Plante Moran is evaluating whether to continue its Securities and Exchange Commission audit practice in the Company’s primary industry.

During the two most recent fiscal years ended December 31, 2022 and 2021, and through the subsequent interim period preceding the Company’s appointment of Grant Thornton as the Company’s independent registered public accounting firm, neither the Company, nor anyone on its behalf, consulted Grant Thornton regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Company, and no written report or oral advice was provided to the Company by Grant Thornton that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

The audit reports of Plante Moran on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2022 and 2021 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the two most recent fiscal years ended December 31, 2022 and 2021, and through the subsequent interim period preceding Plante Moran’s dismissal, (1) there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Plante Moran on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Plante Moran, would have caused Plante Moran to make reference thereto in its report on the Company’s consolidated financial statements for the years ended December 31, 2022 and 2021, and (2) there were no “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Plante Moran with a copy of the disclosures set forth in this Current Report on Form 8-K and requested that Plante Moran furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not Plante Moran agrees with the statements related to Plante Moran made by the Company in this Current Report on Form 8-K and, if not, stating the respects in which it does not agree. A copy of the response letter from Plante Moran is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter dated August 18, 2023 from Plante & Moran, PLLC to the U.S. Securities and Exchange Commission (filed herewith)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTANT MEDICAL HOLDINGS, INC.

By:	/s/ Scott Neils
Scott Neils
Chief Financial Officer

Dated: August 18, 2023